UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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MANNING & NAPIER, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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290 Woodcliff Drive

Fairport, New York 14450

You are cordially invited to attend the 2019 annual meeting of stockholders (the “Annual Meeting”) of Manning & Napier, Inc. (the “Company,” “we,” “our” or “us”). The Annual Meeting will be held at 9:00 a.m., Eastern Daylight Time on Wednesday, June 12, 2019. Our Annual Meeting is a virtual meeting held over the Internet. You will be able to attend the Annual Meeting, vote your shares electronically, and submit your questions during the live webcast of the Annual Meeting by visiting www.virtualshareholdermeeting.com/MN2019 and entering your unique voter identification number.

The attached Notice of Annual Meeting of Stockholders and Proxy Statement for the Annual Meeting of Stockholders describe the formal business to be transacted at the Annual Meeting. Our directors and executive officers will be present at the Annual Meeting to respond to questions from our stockholders.

All holders of record of the Company’s shares of Class A common stock outstanding at the close of business on April 17, 2019 will be entitled to vote at the Annual Meeting.

Your vote is important to us and our business and we strongly encourage you to cast your vote.

Sincerely,

Marc O. Mayer
Chief Executive Officer

Fairport, New York

April 30, 2019

290 Woodcliff Drive

Fairport, New York 14450

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To be held on June 12, 2019

Notice is hereby given that the Annual Meeting of Stockholders (the “Annual Meeting”) of Manning & Napier, Inc. (the “Company,” “we,” “our” or “us”), which will be a virtual meeting held over the Internet, will be held at 9:00 a.m., Eastern Daylight Time on Wednesday, June 12, 2019 for the following purposes:

I.	Election of nine directors to the Company’s board of directors (“Board of Directors”);

II.	Ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2019;

III.	An advisory (non-binding) vote approving the compensation of our named executive officers; and

IV.	Such other business as may properly come before the Annual Meeting and any adjournment or postponement thereof.

Stockholders of record of the Company’s Class A common stock at the close on business on April 17, 2019 (“stockholders”) are entitled to notice of, and to vote at, the Annual Meeting. Each stockholder is entitled to one vote for each share of Class A common stock held at the close of business on April 17, 2019. A list of these stockholders will be open for examination by any stockholder for any purpose germane to the Annual Meeting, during ordinary business hours, for a period of 10 days prior to the Annual Meeting through the Corporate Secretary at our principal executive offices at 290 Woodcliff Drive, Fairport, New York 14450.

Even if you plan to attend the Annual Meeting virtually, we ask you to please complete, sign and return the enclosed proxy card or vote your shares by telephone or through the Internet. Our Annual Meeting will be a virtual meeting held over the Internet, and you will be able to attend the Annual Meeting, vote your shares electronically, and submit your questions during the live webcast of the Annual Meeting by visiting www.virtualshareholdermeeting.com/MN2019 and entering your unique voter identification number.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to be held on June 12, 2019. This notice is not a form for voting and presents only an overview of the more complete materials contained in the Proxy Statement, which you should access and review before voting. We are following the Securities and Exchange Commission’s “e-proxy” rules that allow public companies to furnish proxy materials to stockholders over the Internet. Instead of a physical copy, you have received a Notice of Internet Availability, which provides instructions on how to view our proxy materials for the Annual Meeting over the Internet, how to vote, and how to request a printed copy of the proxy materials. The Proxy Statement for the Annual Meeting of Stockholders, 2018 Annual Report to Stockholders and other Soliciting Material are available, free of charge, at www.proxyvote.com, and can be obtained by writing to our Corporate Secretary at the address above or by calling 1-800-983-3369 by May 24, 2019 to receive the materials before the Annual Meeting.

By Order of the Board of Directors,

Sarah C. Turner

Corporate Secretary

Fairport, New York

April 30, 2019

MANNING & NAPIER, INC.

290 Woodcliff Drive

Fairport, New York 14450

PROXY STATEMENT

FOR THE ANNUAL MEETING OF STOCKHOLDERS

to be held at 9:00 a.m. on June 12, 2019

In this Proxy Statement for the Annual Meeting of Stockholders (this “Proxy Statement”), “we,” “our,” and “us” refers to Manning & Napier, Inc. (also referred to as the “Company”) and its consolidated subsidiaries.

This Proxy Statement is furnished to the stockholders of the Company’s Class A common stock (“stockholders”) in connection with the solicitation of proxies by the Company’s board of directors (“Board of Directors”) for use at the annual meeting of stockholders of the Company to be held on Wednesday, June 12, 2019 at 9:00 a.m., Eastern Daylight Time (the “Annual Meeting”), for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders. As described below, the Annual Meeting will be a completely virtual meeting of stockholders to be held over the Internet.

A Notice of Internet Availability of Proxy Materials (the “Notice”) will initially be mailed to stockholders on or about May 3, 2019, and stockholders will have the option to request a full set of such materials (the Chief Executive Officer’s letter, the Notice of Annual Meeting of Stockholders, this Proxy Statement, the accompanying proxy card for holders of our Class A common stock, and the accompanying Annual Report on Form 10-K for our fiscal year ended December 31, 2018 (the “Annual Report”)) prior to the Annual Meeting.

YOU CAN VOTE YOUR SHARES OF CLASS A COMMON STOCK OVER THE INTERNET OR BY TELEPHONE. IF YOU RECEIVED A PAPER PROXY CARD BY MAIL, YOU MAY ALSO VOTE BY SIGNING, DATING AND RETURNING THE PROXY CARD IN THE ENVELOPE PROVIDED.

This Proxy Statement and our Annual Report are available at www.proxyvote.com.

QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS AND THE ANNUAL MEETING

When and where is the Annual Meeting?

The Annual Meeting will be held over the Internet at 9:00 a.m., Eastern Daylight Time, on Wednesday, June 12, 2019. The Company will be hosting the Annual Meeting live over the Internet at www.virtualshareholdermeeting.com/MN2019. There will not be an option for shareholders to attend the Annual Meeting in person. A summary overview of the information you need to attend the Annual Meeting over the Internet is provided below:

•	All stockholders can attend the Annual Meeting over the Internet at www.virtualshareholdermeeting.com/MN2019;

•	Only stockholders as of the record date of April 17, 2019 may vote or submit questions electronically while attending the Annual Meeting (by using the 16-digit control number provided in your Notice);

•	Instructions on how to attend the Annual Meeting are posted at www.virtualshareholdermeeting.com/MN2019; and

•	A replay of the Annual Meeting will be available over the Internet for approximately 12 months following the date of the Annual Meeting at www.virtualshareholdermeeting.com/MN2019.

Who is soliciting my proxy?

The solicitation of proxies is made by and on behalf of the Board of Directors.

Why was I mailed a notice regarding the Internet availability of proxy materials instead of a full set of printed proxy materials?

Pursuant to the “notice and access” rules adopted by the Securities and Exchange Commission (“SEC”), we have elected to provide stockholders access to our proxy materials over the Internet. Accordingly, we will send a Notice to all of our stockholders as of the record date of April 17, 2019. The Notice includes instructions on how to access our proxy materials over the Internet and how to request a printed copy of our proxy materials. In addition, by following the instructions in the Notice, stockholders may elect to receive proxy materials in printed form by mail or electronically by email on an ongoing basis.

Choosing to receive your future proxy materials by email will save us the cost of printing and mailing documents to you and will reduce the impact of our annual meetings on the environment. If you choose to receive future proxy materials by email, you will receive an email next year with instructions containing a link to those materials and a link to the proxy voting website. Your election to receive proxy materials by email will remain in effect until you terminate it.

What matters will be voted upon at the Annual Meeting?

At the Annual Meeting you will be asked to consider and vote upon the following matters:

•	Election of nine directors to our Board of Directors;

•	Ratification of the appointment of PricewaterhouseCoopers LLP (“PwC”) as our independent registered public accounting firm for our fiscal year ending December 31, 2019;

•	An advisory vote approving the compensation of our named executive officers; and

•	Transaction of such other business as may properly come before the Annual Meeting and any adjournments or postponements thereof.

What constitutes a quorum?

The presence, either in person or by proxy, of the holders of at least a majority of our issued and outstanding shares of Class A common stock entitled to vote at the Annual Meeting is required to constitute a quorum for the transaction of business at the Annual Meeting. An abstention from voting and broker non-votes, both of which are described in more detail below, are counted as shares present at the Annual Meeting for purposes of determining whether a quorum exists.

Who is entitled to vote?

Only stockholders of record of our Class A common stock at the close of business on Wednesday, April 17, 2019, which is the “record date,” are entitled to notice of, and to vote at, the Annual Meeting. Shares that may be voted include shares that are held (1) directly by the stockholder of record, and (2) beneficially through a broker, bank or other nominee. Each stockholder is entitled to one vote for each share of Class A common stock held as of close of business on the record date.

As of the record date, there were approximately 15,645,595 shares of our Class A common stock issued and outstanding and entitled to be voted at the Annual Meeting.

What is the difference between holding shares as a “registered owner” compared to holding shares as a “beneficial owner”?

Most of our stockholders hold their shares of Class A common stock through a broker, bank or other nominee rather than directly in their own name. As summarized below, there are some distinctions between holding shares as a registered owner compared to holding shares as a beneficial owner:

•

Registered Owners—If your shares of Class A common stock are registered directly in your name with our transfer agent, American Stock Transfer & Trust Company, LLC, you are the stockholder of record. As the stockholder of record, you have the right to directly grant the Company a proxy to vote on your behalf or to vote in person at the Annual Meeting.

•

Beneficial Owners—If your shares of Class A common stock are held in a brokerage account, bank or by another nominee, you are the “beneficial owner” of shares held in street name. As the beneficial owner, you have the right to direct your broker, bank or other nominee on how to vote or to vote at the Annual Meeting. However, since you are not a stockholder of record, you may not vote these shares at the Annual Meeting unless you obtain a “legal proxy” from your broker, bank or other nominee (who is the stockholder of record), giving you the right to vote these shares.

What stockholder approval is necessary for approval of the proposals?

The election of directors to the Board of Directors requires the affirmative vote of a plurality of the total shares of our Class A common stock present at the Annual Meeting and entitled to vote, meaning the nine director nominees who receive the greatest number of votes will be elected. With respect to the election of directors, votes may be cast FOR a director nominee or WITHHELD from a director nominee. A stockholder may also abstain from voting on the proposal. A withheld vote, a broker non-vote, and an abstention from voting will not count as a vote for or against any of the director nominees.

Although the Company’s independent registered public accounting firm is selected by the Audit Committee of the Board of Directors, the Audit Committee will consider the outcome of the ratification of our independent public accounting firm when considering the appointment of PwC as our independent public accountants. The affirmative vote of a majority of the total shares of our Class A common stock present in person or by proxy at the Annual Meeting and entitled to vote is required to ratify the appointment of PwC as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2019. With respect to the ratification of the appointment of PwC, votes may be cast FOR the proposal or AGAINST the proposal. A stockholder may also abstain from voting on the proposal. An abstention from voting will have the same effect as a vote against the proposal. Since brokers have discretion to vote on this proposal, there will be no broker non-votes related to this proposal.

The advisory vote approving the executive compensation of our named executive officers requires the affirmative vote of a majority of the total shares of our Class A common stock present in person or by proxy at the Annual Meeting and entitled to vote. With respect to the vote on executive compensation, votes may be cast FOR the proposal or AGAINST the proposal. A stockholder may also abstain from voting on the proposal. An abstention from voting will have the same effect as a vote against the proposal. A broker non-vote will count as a vote against this proposal. While our Board of Directors intends to consider carefully the stockholder vote resulting from this proposal, the final vote will not be binding and is advisory in nature and in evaluating the results of this vote or Board of Directors will disregard the impact of broker non-votes.

May I vote my shares of Class A common stock at the Annual Meeting?

If you are the registered owner of shares of Class A common stock as of the record date, you have the right to vote these shares at the Annual Meeting.

If you are the beneficial owner of shares of Class A common stock as of the record date, you may vote these shares at the Annual Meeting if you have requested and received a legal proxy from your broker, bank or other nominee (the stockholder of record) giving you the right to vote these shares at the Annual Meeting, completed such legal proxy and presented it to the Company at the Annual Meeting.

Even if you plan to attend the Annual Meeting over the Internet, we recommend that you submit your proxy card or voting instructions, or that you vote your shares of Class A common stock by telephone or through the Internet, so that your vote will be counted if you later decide not to attend the Annual Meeting.

How can I vote my shares of Class A common stock without attending the Annual Meeting?

If you are the registered owner of shares of Class A common stock as of the record date, you may instruct the named proxy holders on how to vote your shares by completing, signing, dating and returning the enclosed proxy card in the postage pre-paid envelope provided with this Proxy Statement, or by using the Internet voting website or the toll-free telephone number listed on the proxy card. Specific instructions for using the Internet and telephone voting systems are on the proxy card. The Internet and telephone voting systems will be available until 11:59 p.m. Eastern Daylight Time, on Tuesday, June 11, 2019 (the day before the Annual Meeting).

If you are the beneficial owner of shares of Class A common stock held in street name as of the record date, you may instruct your broker, bank or other nominee on how to vote your shares. Your nominee has enclosed with this Proxy Statement a voting instruction card for you to use in directing your nominee on how to vote your shares. The instructions from your nominee will indicate if Internet or telephone voting is available and, if so, will provide details regarding how to use those systems.

What is a broker non-vote?

Generally, a “broker non-vote” occurs when a broker, bank or other nominee that holds shares in “street name” for customers is precluded from exercising voting discretion on a particular proposal because (1) the beneficial owner has not instructed the nominee how to vote, and (2) the nominee lacks discretionary voting power to vote such shares. Under New York Stock Exchange (“NYSE”) rules, a broker, bank or other nominee does not have discretionary voting power with respect to the approval of “non-routine” matters absent specific voting instructions from the beneficial owners of such shares.

All of the Company’s proposals other than the ratification of PwC as the Company’s independent registered public accounting firm for fiscal year 2019 are non-routine matters and, therefore, shares of our Class A common stock held in “street name” will not be voted with respect to these proposals without voting instructions from the beneficial owners. If you are a beneficial owner, you should follow the instructions provided by your nominee in directing your nominee on how to vote your shares of Class A common stock.

How will my proxy be voted?

Shares of Class A common stock represented by a properly executed proxy (in paper form, by Internet or by telephone) that is received timely, and not subsequently revoked, will be voted at the Annual Meeting and any adjournments or postponements thereof in the manner directed on the proxy form by the proxy (one of the individuals named in the proxy form). If you sign the proxy form but do not make specific choices, your proxy will vote your shares (1) FOR the election of the nominees listed in this Proxy Statement as directors of the Company, (2) FOR the ratification of PwC as the Company’s independent registered public accounting firm for the 2019 fiscal year, and (3) FOR the approval, on an advisory (non-binding) basis, of the compensation paid to our named executive officers, as disclosed in this Proxy Statement pursuant to Item 402 of Regulation S-K.

If any other matter is presented at the Annual Meeting, your proxy will vote in accordance with his or her best judgment. As of the date of this Proxy Statement, the Company is not aware of other matters to be acted on at the Annual Meeting other than those matters described in this Proxy Statement. If, for any unforeseen reason, any of the director nominees are not available to serve as a director, the named proxy holders will vote your proxy for such other director candidate or candidates as may be nominated by the Board of Directors.

May I revoke my proxy and change my vote?

Yes. You may revoke your proxy and change your vote at any time prior to the vote at the Annual Meeting.

If you are the registered owner of shares of Class A common stock as of the record date, you may revoke your proxy and change your vote with respect to those shares by (1) submitting a later-dated proxy, a later-dated vote by telephone or a later-dated vote via the Internet (in each case, which automatically revokes the earlier proxy), (2) giving notice of your changed vote to us in writing mailed to the attention of the Corporate Secretary, at our executive offices, or (3) participating in the Annual Meeting and giving notice of your intention to vote at the Annual Meeting.

If you are the beneficial owner of shares of Class A common stock held in street name as of the record date, you may revoke your proxy and change your vote with respect to those shares (1) by submitting new voting instructions to your broker, bank or other nominee in accordance with their voting instructions, or (2) if you have obtained a legal proxy from your nominee giving you the right to vote your shares, by participating in the Annual Meeting, presenting the completed legal proxy to the Company and voting at the virtual Annual Meeting.

You should be aware that your attendance at the virtual Annual Meeting, without any further action on your part, will not revoke your previously granted proxy.

Who will count the votes?

Our proxy agent, Broadridge Investor Communication Solutions, Inc. (“Broadridge”), will tabulate and certify the votes. A representative of the proxy agent will serve as the inspector of election.

Who will pay the costs of soliciting proxies?

The costs of soliciting proxies pursuant to this Proxy Statement will be borne by the Company. Proxies will be solicited initially by mail. Further solicitation may be made in person or by telephone, electronic mail or facsimile. The Company will bear the expense of preparing, printing and mailing this Proxy Statement and accompanying materials to our stockholders. The Company may also reimburse brokers, banks or other nominees for reasonable expenses incurred in forwarding copies of the proxy materials relating to the Annual Meeting to the beneficial owners of our Class A common stock.

The Company has retained Broadridge, an independent proxy solicitation firm, to assist in soliciting proxies from our stockholders. Broadridge will receive a fee as compensation for its services, which is estimated to be approximately $19,000, and will be reimbursed for its out-of-pocket expenses. The Company has agreed to indemnify Broadridge against certain liabilities arising under the federal securities laws.

Where can I find the voting results of the annual meeting?

The Company will publish final voting results of the Annual Meeting in a Current Report on Form 8-K within four business days after the Annual Meeting.

What should I do if I receive more than one set of voting materials?

You may receive more than one set of voting materials, including multiple copies of this Proxy Statement and/or multiple proxy or voting instruction cards. For example, if you hold your shares of Class A common stock in more than one brokerage account, you may receive a separate voting instruction card for each brokerage account. If you are a registered owner of Class A common stock and your shares are registered in more than one name, you will receive more than one proxy card. Please vote each proxy and voting instruction card that you receive.

Who can help answer my questions?

If you have any questions concerning a proposal or the Annual Meeting, or if you would like additional copies of this Proxy Statement or our Annual Report, please call our Investor Relations office toll free at 1-800-983-3369. In addition, information regarding the Annual Meeting is available via the Internet at our website www.manning-napier.com.

YOU SHOULD CAREFULLY READ THIS PROXY STATEMENT IN ITS ENTIRETY. The summary information provided above in “question and answer” format is for your convenience only and is merely a brief description of material information contained in this Proxy Statement.

YOUR VOTE IS IMPORTANT. IF YOU ARE A REGISTERED OWNER OF OUR CLASS A COMMON STOCK, YOU MAY VOTE BY TELEPHONE, INTERNET OR BY COMPLETING, SIGNING, DATING AND RETURNING THE PROXY CARD AS PROMPTLY AS POSSIBLE. IF YOU ARE A BENEFICIAL OWNER OF OUR CLASS A COMMON STOCK, PLEASE FOLLOW THE VOTING INSTRUCTIONS OF YOUR BROKER, BANK OR OTHER NOMINEE PROVIDED WITH THIS PROXY STATEMENT AS PROMPTLY AS POSSIBLE.

PROPOSALS TO BE VOTED ON AT THE ANNUAL MEETING

PROPOSAL 1—ELECTION OF DIRECTORS

At the Annual Meeting, nine directors are to be elected to serve as members of our Board of Directors for a term of one year, until the 2020 Annual Meeting of Stockholders or until their successors are elected and qualified, or their earlier resignation or removal. The nine nominees for director are:

William Manning

Joel Domino

Edward George

Richard S. Goldberg

Barbara Goodstein

Robert Kopech

Kenneth A. Marvald

Marc O. Mayer

Edward J. Pettinella

Our Nominating and Corporate Governance Committee recommended Ms. Goodstein and Messrs. Manning, Domino, George, Goldberg, Kopech, Marvald, Mayer, and Pettinella each as a nominee for director, and our Board of Directors approved the nomination of each of these director nominees. All of these director nominees, other than Messrs. Mayer and Kopech, are current members of our Board of Directors, and each director nominee has agreed to be named in this Proxy Statement and to serve as a director of the Company if elected. Messrs. Mayer and Kopech were recommended to be nominated to the Board of Directors by our Nominating and Corporate Governance Committee. Our Board of Directors believes these director nominees are well qualified and experienced to direct and manage the Company’s operations and business affairs and will represent the interests of the stockholders as a whole.

If any director nominee becomes unavailable for election, which is not anticipated, our Board of Directors intends that proxies will be voted for the election of such other person or persons as designated by the Board of Directors as recommended by the Nominating and Corporate Governance Committee, unless the Board of Directors resolves to reduce the number of directors to serve on the Board of Directors and thereby reduce the number of directors to be elected at the Annual Meeting.

There is no cumulative voting for the election of directors.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE FOR EACH OF THE DIRECTOR NOMINEES LISTED HEREIN.

Number of Directors, Term of Directors and Executive Officers

Our Amended and Restated Bylaws provide that the number of directors to serve on the Board of Directors will not be less than three nor more than 15, with the exact number to be fixed by our Board of Directors. At our Annual Meeting our stockholders elect successors for each director whose term as a member of our Board of Directors has expired. The Board of Directors has currently fixed its size at nine directors. The Board of Directors elects members to fill new membership positions and vacancies in unexpired terms on the Board of Directors. Executive officers of the Company are elected by the Board of Directors and hold office until their successors are elected and qualified or until their earlier death, retirement, resignation or removal.

Directors and Executive Officers

The following table sets forth certain information concerning the current directors and executive officers of the Company, other than Geoffrey Rosenberger. Mr. Rosenberger was appointed in March 2016, and has informed the Company that he will not stand for reelection to the Board at the 2019 Annual Meeting. Ages are given as of the date of this Proxy Statement.

Name	Age	Position(s)	Date of Election
Marc O. Mayer	61	Chief Executive Officer, Director Nominee	2019
Paul J. Battaglia	40	Chief Financial Officer	2018
Thomas Anderson	57	Managing Director, Intermediary Distribution, Manning & Napier Advisors	2009
Christopher Briley	48	Chief Technology Officer, Manning & Napier Advisors	2019
Nicole Kingsley Brunner	39	Chief Marketing Officer, Manning & Napier Advisors	2018
Ebrahim Busheri	53	Director of Investments, Manning & Napier Advisors	2015
Antony DeSorbo	50	Managing Director, Regional Sales, Manning & Napier Advisors	2014
Aaron McGreevy	44	Managing Director of Taft Hartley, Manning & Napier Advisors	2016
Sarah C. Turner	36	General Counsel & Corporate Secretary	2018
William Manning	82	Chairman	2011
Joel Domino	59	Director	2017
Edward George	72	Director	2017
Richard S. Goldberg	66	Director	2014
Barbara Goodstein	58	Director	2012
Robert Kopech	68	Director Nominee
Kenneth A. Marvald	56	Director	2017
Edward J. Pettinella	67	Director	2011

Marc O. Mayer has served as our Chief Executive Officer since January 2019. Mr. Mayer has also served as the President of our affiliates Manning & Napier Advisors, LLC (“Manning & Napier Advisors”), Manning & Napier Group, LLC (“Manning & Napier Group”), and Rainier Investment Management, LLC, since January 2019. Prior to joining the Company, Mr. Mayer served as Head of North American Distribution for Schroders in New York, where he was responsible for leading all institutional business initiatives from 2014 to 2018. Prior to Schroders, he served as Chief Executive Officer at GMO LLC, an investment management firm, with over $70 billion in assets under management (“AUM”), from 2009 to 2011. This was preceded by a 20-year tenure at AllianceBernstein, where Mayer rose to the role of Chief Investment Officer of Blend Strategies. In this role, he oversaw $150 billion of AUM in their global asset allocation business. Prior to AllianceBernstein, Mayer was Chief Executive Officer of Sanford C. Bernstein & Co., LLC and also a member of Bernstein’s Board of Directors. Mr. Mayer earned a Bachelor’s degree from Yale University in 1978, and an M.B.A. from Columbia University School of Business in 1983.

Mr. Mayer’s qualifications to service on our Board of Directors include his over 30 years of experience in the asset management industry.

Paul J. Battaglia, Jr. has served as our Chief Financial Officer since March 2018. Mr. Battaglia previously served as Manning & Napier’s Vice President of Finance, having joined the Company in 2004. Mr. Battaglia also serves as the President and Chairman of Manning & Napier Fund, Inc. Prior to joining Manning & Napier, Mr. Battaglia served as an Audit Associate at PricewaterhouseCoopers, LLP. Mr. Battaglia earned a B.B.A./M.B.A. in Accounting and Finance from St. Bonaventure University in 2001. He is also a Certified Public Accountant.

Thomas R. Anderson has served as our Managing Director of Intermediary Distribution Group since February 2009. From 2001 to February 2009, Mr. Anderson created and led the Intermediary Distribution channel for Turner Investment Partners. Prior to that, he served as Managing Director at Nuveen Investments from 1995 to 2001. Mr. Anderson earned a Bachelor’s degree in Economics and Political Science from

Dickinson College in 1984, and an M.B.A. in Finance from The Wharton School of Business at the University of Pennsylvania in 1991.

Christopher Briley has served as our Chief Technology Officer since March 2019. Prior to joining the Company, Mr. Briley served as Legg Mason’s Head of Technology Business Management from February 2016 to January 2018, and its Managing Director and Head of Corporate Application Solutions from January 2018 to March 2019. From February 2013 to January 2016, Mr. Briley served as Senior Director of Global Applications and Architecture at networking services firm Ciena. Mr. Briley earned a Bachelor’s degree in Economics in 1994 from The University of North Carolina at Greensboro, and a Master of Science in Project Management from Penn State University in 2012.

Nicole Kingsley Brunner has served as our Chief Marketing Officer since March 2018. Ms. Brunner has previously served as Manning & Napier’s Director of Marketing Strategy from March 2016 to August 2018, and as our Marketing Manager from May 2002 to March 2016. Ms. Brunner earned a Bachelor’s degree in Public Relations and Marketing Communication from Simmons College in 2002.

Ebrahim Busheri, having rejoined the Company in 2011, is a member of the Senior Research Group and was named Director of Investments in March 2015. Previously, Mr. Busheri worked as the Director of Investments at W.P. Stewart and as a Consultant for Heritage Capital. From 1988 to 2001, Mr. Busheri worked at Manning & Napier Advisors in various roles, including as a Director of Research. Mr. Busheri earned a Bachelor’s degree in Accounting & Economics from Muskingum College in 1986 and an M.B.A. in Finance from the University of Rochester in 1988. Mr. Busheri is also a Chartered Financial Analyst.

Antony DeSorbo has served as our Managing Director of Regional Sales since January 2014. Mr. DeSorbo previously served as Manning Napier’s Vice President/Client Consultant, having joined the Company in 1998. Prior to joining Manning & Napier, Mr. DeSorbo worked in sales and management with Allergan, Inc. and Chiron Vision. Mr. DeSorbo earned a Bachelor of Arts degree from St. John Fisher College in 1990.

Aaron McGreevy has served as our Managing Director of Taft-Hartley Services since July 2016. Mr. McGreevy previously served as Manning & Napier’s Director of Taft Hartley Services, Vice President and Portfolio Strategist, and Senior Risk Management Analyst. Prior to joining Manning & Napier in 2004, Mr. McGreevy served as an Investment Officer at Fifth Third Bank. Mr. McGreevy earned a Bachelor’s degree in Business Administration from the University of Findlay in 2002. Mr. McGreevy is also a Chartered Retirement Plan Specialist and an Accredited Asset Management Specialist.

Sarah C. Turner rejoined the Company in May 2018 to serve as the Company’s General Counsel and Corporate Secretary. Ms. Turner served as Counsel in the Securities and Capital Markets practice group at the law firm Harter Secrest & Emery LLP from October 2017 to April 2018, and prior to that she served as Legal Counsel to the Company since 2010. Prior to joining the Company in 2010, Ms. Turner served as an Associate in the Real Estate practice group at Mayer Brown LLP. Ms. Turner earned a Bachelor’s degree in Political Science from Allegheny College in 2004 and her Juris Doctor from Fordham University School of Law in 2007.

William Manning is our co-founder and has served as the Chairman of our Board of Directors since our initial public offering in 2011. In addition, Mr. Manning served as our Chief Executive Officer from April 2016 through March 2018. Since 2003 Mr. Manning has served as Director of Investment Process at Manning & Napier Advisors and, prior to that, was also the President of Manning & Napier Advisors. In addition, Mr. Manning has previously held officer and director positions with Manning & Napier Fund, Inc. Mr. Manning earned a Bachelor’s degree from Dartmouth College in 1958.

Mr. Manning’s qualifications to serve on our Board of Directors include his operating and leadership experience as an officer and director of Manning & Napier Advisors since it was founded, including in his role as the primary architect of its research and investment process.

Joel Domino joined our Board of Directors in June 2017. Mr. Domino has served as President and Chief Financial Officer of Kent Displays Inc. (“KDI”) since 2002. From 1993 to 2002, Mr. Domino served as the Chief Financial Officer of KDI. Mr. Domino started his career in an accounting role at Ball Corporation in 1982. Mr. Domino holds a B.A. in Accounting from Mount Union College in 1982 and an M.B.A. with a concentration in Strategic Planning from California State University in 1991.

Mr. Domino’s qualifications to serve on our Board of Directors include his 35 years of experience in the management of the financial affairs of both public and private companies.

Edward George joined our Board of Directors in June 2017. Prior to his retirement, Mr. George worked for Manning & Napier Advisors for fourteen years ending in 2000, where he started in sales and went on to become Managing Director. Prior to his employment at Manning & Napier Advisors, Mr. George worked for two consulting firms, AG Becker and Mercer Consulting. Mr. George previously served on the board of Ferrum Junior College. He earned an Associate’s degree from Ferrum Junior College in 1968, and a Bachelor’s degree in Education from Wake Forest University in 1972.

Mr. George’s qualifications to serve on our Board of Directors include his over 20 years of extensive experience in the asset management industry.

Richard S. Goldberg served as our Co-Chief Executive Officer from March 2018 to January 2019, joined our Board of Directors in June 2014, and has served as an advisor to Manning & Napier Advisors since 1998. Mr. Goldberg previously served as managing director and head of the North American Financial Institutions Group at Dresdner Kleinwort Wasserstein (formerly Wasserstein Perella), and vice president in Mergers and Acquisitions at Lazard. Mr. Goldberg is currently a faculty and board member of Columbia University’s School of International and Public Affairs since 2005 and 2009, respectively, as well as a Senior Advisor to Needham & Company, LLC from 2009 to 2018. Mr. Goldberg earned a Bachelor’s degree from Boston College in 1975 and an M.B.A. from University of Pennsylvania’s Wharton Business School in 1978.

Mr. Goldberg’s qualifications to serve on our Board of Directors include his more than 30 years of experience in the investment industry.

Barbara Goodstein joined our Board of Directors in November 2012. Ms. Goodstein served as the Chief Executive Officer and President of Tiger 21 Holdings from May 2015 through January 2018, and she served as the Chief Marketing Officer at Vonage from July 2012 through January 2015. Prior to joining Vonage, Ms. Goodstein held senior management positions at AXA Equitable, JP Morgan Chase, and Instinet.com. Ms. Goodstein currently serves on the board of directors of KushCo Holdings Inc. In addition, Ms. Goodstein served as a member of the board of directors of AXA Advisors from 2006 through 2010 and Chase Investor Services Corp. from 2001 through 2005. Ms. Goodstein earned a Bachelor’s degree from Brown University in 1981 and an M.B.A. from Columbia University School of Business in 1983.

Ms. Goodstein’s qualifications to serve on our Board of Directors include her extensive marketing experience in the financial services industry.

Robert Kopech is a director nominee nominated to join our Board of Directors at the Annual Meeting. Mr. Kopech acted as Special Advisor to the Chief Risk Officer of The International Monetary Fund from 2014 to 2015. From 2011-2013, Mr. Kopech served as the Vice President and Group Chief Risk Officer at The World Bank Group. Mr. Kopech also served in various roles, including Vice Chairman, Managing Director, and Partner, throughout his tenure at Oliver Wyman from 1995 to 2010. From 1976 to 1995, Mr. Kopech worked in various roles at J.P. Morgan, starting as a lending officer and eventually becoming Senior Risk Manager for all Emerging Markets. Mr. Kopech is currently a faculty and board member of Columbia University’s School of International and Public Affairs since 2007 and 1998, respectively. Mr. Kopech earned a Bachelor’s degree from Drew University in 1973 and an M.B.A. and M.I.A. from Columbia University in 1976.

Mr. Kopech’s qualifications to serve on our Board of Directors include his extensive risk oversight and international investment experience along with his over 40 years of experience in the financial services industry.

Kenneth A. Marvald joined our Board of Directors in April 2017. For the past 24 years, Mr. Marvald has worked at Graywood Companies Inc., a global equity firm consisting of over 50 domestic and international operating companies across various sectors, where he oversees all legal affairs as Vice President & General Counsel. Mr. Marvald also serves on several boards, including The Summers Foundation, Education Success Network, and the Excellus Rochester Regional Advisory Board. Mr. Marvald received a B.A. in Political Science in 1984 from SUNY Binghamton, a J.D. in 1987 from SUNY Buffalo Law School and an LL.M. in 1988 from NYU Law School.

Mr. Marvald’s qualifications to serve on our Board of Directors include his over 30 years of experience in financial services law across the corporate finance, real estate, M&A, and tax sectors.

Edward J. Pettinella joined our Board of Directors in November 2011. From January 2004 through October 2015, Mr. Pettinella served as President, CEO and Director of Home Properties, Inc., a real estate investment trust that was traded on the NYSE and acquires, develops and operates apartment communities in the Northeast and Mid-Atlantic markets. Mr. Pettinella also served as Executive Vice President of Home Properties from 2001 to January 2004. Home Properties was purchased by Lone Star Funds in fall 2015. Prior to joining Home Properties in 2001, Mr. Pettinella served as President of Charter One Bank of New York and Executive Vice President of Charter One Financial, Inc. In addition, Mr. Pettinella held several management positions for Rochester Community Savings Bank, including Chief Operating Officer, Chief Financial Officer and Chief Investment Officer. Previously Mr. Pettinella worked in the Treasurer’s Office at Ford Motor Credit headquartered in Dearborn, Michigan. Mr. Pettinella serves on the Board of Directors of Life Storage, Inc., a publicly traded real estate investment trust, and Royal Oak Realty Trust, a private non-traded real estate investment trust. He is also a member of the Syracuse University Board of Trustees, where he is an Executive Committee Member and serves as Chair of the Budget Committee. Additionally, he is on the Board of Directors of the Rochester Chamber of Commerce and was previously on the National Multi Housing Council, the Board of Governors of the National Association of Real Estate Investment Trusts and was a counsel member of the Urban Land Institute. Mr. Pettinella earned a B.S. in Business from SUNY Geneseo in 1973 and an M.B.A. in Finance from Syracuse University in 1976.

Mr. Pettinella’s qualifications to serve on our Board of Directors include his extensive, broad-based experience in the banking industry, including a multi-billion dollar financial services company.

There are no family relationships among the Company and any of its executive officers, directors or nominees for director other than those identified in the “Certain Relationships and Related Party Transactions” section of this Proxy Statement.

Set forth below is a list of the names, ages and positions of other current significant employees as of the date of this Proxy Statement.

Name	Age	Position(s)
Christian A. Andreach	46	Co-Head of Global Equities
Marc D. Tommasi	55	Chief Investment Strategist

Biographies of Significant Employees

Christian A. Andreach has served as the Co-Head of Global Equities of Manning & Napier Advisors since 2010 and as a member of its Senior Research Group since 2002. Mr. Andreach joined Manning & Napier Advisors in 1999. Mr. Andreach earned a Bachelor’s degree from St. Bonaventure University in 1995 and an M.B.A. from the University of Rochester in 1997. Mr. Andreach is a Chartered Financial Analyst.

Marc D. Tommasi has served as the Chief Investment Strategist of Manning & Napier Advisors since April 2016, the Co-Head of Global Equities since March 2015, as the Head of Global Investment Strategy of Manning & Napier Advisors from 2010 through 2014, and as a member of the Company’s Senior Research Group since 1989. Mr. Tommasi joined Manning & Napier Advisors in 1986. Mr. Tommasi earned a Bachelor’s degree from the University of Rochester in 1986.

CORPORATE GOVERNANCE

Board Meetings

The directors hold regular meetings, attend special meetings as required and spend such time on the affairs of the Company as their duties require. Pursuant to the Company’s Corporate Governance Guidelines, directors are expected to attend all Board of Directors meetings and meetings of the committees of the Board of Directors on which they serve. During 2018, the Board of Directors held eleven meetings. Each director attended at least 75% of the combined total number of meetings of the Board of Directors and each board committee of which he or she was a member.

Attendance of Directors at 2018 Annual Meeting of Stockholders

The Board of Directors encourages all of its members to attend its annual meeting of stockholders. Seven of the Company’s directors participated in the virtual 2018 annual meeting of stockholders.

Board Committees

Our Board of Directors has established three standing committees: an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee, each consisting solely of independent directors, and our Board of Directors has adopted charters for its committees that comply with the NYSE and SEC rules relating to corporate governance matters. Copies of these committee charters can be found under the “Investor Relations—Governance” section of the Company’s website at www.manning-napier.com and are available to any stockholder upon request in writing to the Company.

Audit Committee. Our Audit Committee oversees a broad range of issues surrounding our accounting and financial reporting processes and audits of our financial statements, including performing the following duties:

•

monitor the integrity of our financial statements, our compliance with legal and regulatory requirements, our independent registered public accounting firm’s qualifications and independence, and the performance of our internal audit function and independent registered public accounting firm;

•

assume direct responsibility for the appointment, compensation, retention and oversight of the work of any independent registered public accounting firm engaged for the purpose of performing any audit, review or attest services and for dealing directly with any such accounting firm;

•	provide a medium for consideration of matters relating to any audit issues; and

•	prepare the audit committee report that the rules require be included in our filings with the SEC.

As of the date of this Proxy Statement, Ms. Goodstein and Messrs. Marvald, Pettinella and Rosenberger serve on the Audit Committee, and Mr. Pettinella serves as its chair. Our Board of Directors has determined that Ms. Goodstein and Messrs. Marvald, Pettinella and Rosenberger each are financially literate and independent under the NYSE listing standards and under Rule 10A-3 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and that Mr. Pettinella is an “audit committee financial expert” within the meaning of the applicable rules of the SEC and the NYSE. The Audit Committee held five meetings in 2018.

Compensation Committee. Our Compensation Committee reviews and recommends policy relating to compensation and benefits of our officers, directors and employees, including reviewing and approving corporate goals and objectives relevant to the compensation of our Chief Executive Officer and other senior officers, evaluating the performance of these persons in light of those goals and objectives and setting compensation of these persons based on such evaluations. The Compensation Committee will review and evaluate, at least annually, the performance of the Compensation Committee and its members, including compliance of the Compensation Committee with its charter. The Compensation Committee may, in its discretion, delegate its authority to its chair or a subcommittee when it deems appropriate and in the best interests of the Company.

As of the date of this Proxy Statement, Ms. Goodstein and Messrs. George, Marvald, Pettinella and Rosenberger serve on the Compensation Committee, and Mr. Rosenberger currently serves as its chair. Our Board of Directors has determined that each of the Compensation Committee members is independent under the NYSE listing standards. The Compensation Committee held seventeen meetings in 2018.

Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee oversees and assists our Board of Directors in identifying, reviewing and recommending nominees for election as directors, evaluates our Board of Directors and our management succession, develops, reviews and recommends corporate governance guidelines and a corporate code of business conduct and ethics, and generally advises our Board of Directors on corporate governance and related matters.

As of the date of this Proxy Statement, Ms. Goodstein and Messrs. George, Marvald, Pettinella and Rosenberger serve on the Nominating and Corporate Governance Committee, and Ms. Goodstein serves as its chair. Our Board of Directors has determined that each of the Nominating and Corporate Governance Committee members is independent under the NYSE listing standards. The Nominating and Corporate Governance Committee held thirteen meetings in 2018.

Director Independence

Our Board of Directors has determined that Ms. Goodstein and Messrs. George, Marvald, Pettinella and Rosenberger, as well as director nominee, Robert Kopech, are each considered to be “independent directors” within the meaning of the NYSE’s listing standards and under applicable law. The Company does not have separate criteria for determining independence different from the NYSE listing standards.

Our Board of Directors reviews periodically the relationships that each director or nominee has with the Company (either directly or as a partner, stockholder or officer of an organization that has a relationship with the Company). Those directors or nominees whom the Board of Directors affirmatively determines have no material relationship with the Company (either directly or as a partner, stockholder or officer of an organization that has a relationship with the Company) as specified in the listing standards of the NYSE will be considered independent.

Board Leadership Structure and Factors Involved in Selecting Directors

Our Board of Directors and management believe that the choice of whether the Chairman of our Board of Directors should be an executive of the Company, or a non-executive or independent director, depends upon a number of factors, taking into account the candidates for the position and the best interests of the Company and its stockholders. Currently, Mr. Manning is our Chairman. Mr. Manning’s operating and leadership experience as an officer and director of Manning & Napier Advisors since it was founded, including in his role as the primary architect of its research and investment process, make him a compelling choice for Chairman. In addition, Mr. Manning is not an executive officer of the Company. We believe this separation of the Chairman and the position of Chief Executive Officer is appropriate for the Company at this time, allowing the Chairman to focus his attention on long-term strategic initiatives while the Chief Executive Officer focuses on both strategy development and the execution of such strategic initiatives, and on the day-to-day operations and performance of the Company. Accordingly, we believe that the Company currently does not require a lead independent director.

When seeking candidates for election and appointment to the Board of Directors, our Nominating and Corporate Governance Committee will consider candidates that possess the integrity, leadership skills and competency required to direct and oversee our management in the best interests of our stockholders, clients, employees, communities we serve and other affected parties, and consider the competency of the Board of Directors as a whole. With respect to the nine director nominees, the Nominating and Corporate Governance Committee focused on the information described in each of the Board of Directors members’ biographical information set forth above.

Stockholders may submit candidates for nomination to the Board of Directors in accordance with the procedures set forth in our Amended and Restated Bylaws. The Nominating and Corporate Governance Committee will evaluate candidates recommended by stockholders in the same manner as all other candidates.

To date, no stockholder nominations for director have been made nor have any stockholder recommendations for director been received by the Company.

Executive Sessions

Executive sessions of the Company’s non-management directors are held in conjunction with each regular Board of Directors meeting and may be held at other times as circumstances warrant.

Board’s Role in Risk Management Oversight

The Board of Directors oversees the process of risk management which may, from time to time, be delegated to a committee. Members of management at the Company who bear responsibility for the management and assessment of risk regularly communicate with the Board of Directors regarding the Company’s risk exposure and its efforts to monitor and mitigate such risks. Even when the oversight of a specific area of risk has been delegated to a committee, the full Board of Directors may maintain oversight over such risks through the receipt of reports provided by the committee to the full Board of Directors. In addition, if a particular risk is material, or where otherwise appropriate, the full Board of Directors may assume oversight over a particular risk, even if the risk was initially overseen by a committee. Our Board of Directors believes that its leadership structure described above facilitates its oversight of risk management because it allows the Board of Directors, working through its committees, to appropriately participate in the oversight of management’s actions.

The Company’s Audit Committee maintains initial oversight of risks related to the integrity of the Company’s financial statements, internal controls over financial reporting and disclosure controls and procedures (including the performance of the Company’s internal audit function) and the performance of the Company’s independent auditor.

The Company’s Compensation Committee maintains initial oversight of risks related to the Company’s compensation practices, including practices related to equity incentive programs, other executive or company-wide incentive programs and hiring and retention. The Compensation Committee also reviews the Company’s compensation programs periodically for consistency and overall alignment with corporate goals and strategies.

A Risk Oversight Committee is maintained by the Company’s subsidiary, Manning & Napier Group, to oversee risks related to our operating companies. Examples of risks include, but are not limited to, regulatory compliance, litigation, financial reporting, cybersecurity, human resources and vendor oversight. The Risk Oversight Committee oversees our cybersecurity risk management program, including the Company’s compliance with cybersecurity regulations promulgated by the New York Department of Financial Services that became effective in March 2017. The Risk Oversight Committee receives updates on our cybersecurity risk profile and cybersecurity program initiative and provides these updates as necessary to the Board of Directors. The committee is comprised of a management team (Chief Executive Officer, Chief Financial Officer and Senior Vice President of Operations) along with other participants from the IT, Legal, Internal Audit, and Compliance departments, and it will report to the Company’s Board of Directors when appropriate.

Communications with the Board of Directors

Stockholders and all other interested parties may communicate with the Board of Directors, committees of the Board of Directors, and the independent or non-management directors, each as a group, and individual directors by submitting their communications in writing to the attention of the Company’s Corporate Secretary.

All communications must identify the recipient(s), author, and state whether the author is a stockholder of the Company, and may be forwarded to the following address:

Manning & Napier, Inc.

290 Woodcliff Drive

Fairport, New York 14450

Attn: Corporate Secretary

Our Board of Directors has directed the Corporate Secretary not to forward to the intended recipient any communications that are reasonably determined in good faith by the Corporate Secretary to relate to improper or irrelevant topics or are substantially incomplete.

Corporate Governance Guidelines

We believe that good corporate governance helps to ensure that the Company is managed for the long-term benefit of our stockholders, and we continually review and consider our corporate governance policies and practices, the SEC’s corporate governance rules and regulations, and the corporate governance listing standards of the NYSE, the stock exchange on which our Class A common stock is traded.

Our Board of Directors has adopted Corporate Governance Guidelines, which guide the Board of Directors in the performance of its responsibilities to serve the best interests of the Company and its stockholders, a copy of which is posted on the Company’s website, www.manning-napier.com, under “Investor Relations—Governance” and is available to any stockholder in writing upon request to the Company.

Code of Business Conduct and Ethics

Our Board of Directors has adopted a Code of Business Conduct and Ethics that applies to all of the Company’s directors, officers and employees. The purpose and role of this code is to focus our directors, officers and employees on areas of ethical risk, provide guidance to help them recognize and deal with ethical issues, provide mechanisms to report unethical or unlawful conduct, and help enhance and formalize our culture of integrity, honesty and accountability. We intend to disclose within four business days any amendment to, or waiver of, a provision of our Code of Business Conduct and Ethics that applies to our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions and that relates to any element of the Code of Business Conduct and Ethics, by posting that information on the Company’s website. Our Code of Business Conduct and Ethics is posted on the Company’s website, www.manning-napier.com, under “Investor Relations—Governance” and is available to any stockholder in writing upon request to the Company.

Hedging Policies

Our Board of Directors has adopted an Insider Trading and Confidentiality Policy Statement that applies to all of the Company’s directors, officers and employees. The purpose of this policy, in addition to addressing the treatment of material non-public information, is to address provisions in the Dodd-Frank Act that require disclosure of a company’s hedging policies. Our policy includes prohibitions on transactions in options on and short sales of Company stock by our directors, officers and employees. The policy specifically provides that entering into any contract or purchasing any instrument designed to hedge or offset any decrease in the market value of our stock owned by our directors, officers and employees is not permitted. Our Insider Trading and Confidentiality Policy Statement is posted on the Company’s website, www.manning-napier.com, under “Investor Relations—Governance” and is available to any stockholder in writing upon request to the Company.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following tables and related narrative contain information regarding the compensation paid to our named executive officers for our two most recently completed fiscal years, which ended on December 31, 2018 and 2017. We refer to these individuals in this proxy statement as our “named executive officers.”

Name and Principal Position	Year	Salary ($)		Bonus ($) (5)		Stock Awards ($) (7)		Non-Equity Incentive Plan Compensation (9)	All Other Compensation ($) (10)	Total ($)
Jeffrey S. Coons	2018	400,000		—		—		518,364	11,155	929,519
Former Co-Chief Executive Officer and Former President (1)

Charles H. Stamey	2018	300,000		—		137,816		1,085,310	11,155	1,534,281
Former Co-Chief Executive Officer and Former Managing Director of Sales and Distribution and Former Executive Vice President (1)	2017	300,000		—		—		1,141,755	13,756	1,455,511

Richard Goldberg	2018	748,500	(4)	—		156,670	(8)	—	10,505	915,675
Former Co-Chief Executive Officer and Director (1)

William Manning	2018	1		—		—		—	36,181	36,182
Former Chief Executive Officer and Chairman of the Board of Directors (2)	2017	1		—		—		—	39,525	39,526

Paul Battaglia	2018	231,731		284,704	(6)	34,295		—	11,155	561,885
Chief Financial Officer (3)

Ebrahim Busheri	2018	425,000		—		221,375		1,453,754	9,855	2,109,984
Director of Investments	2017	323,077		—		—		1,654,366	12,456	1,989,899

(1)

Dr. Coons, and Messrs. Stamey and Goldberg were appointed to the Office of Chief Executive Officer in March 2018 to serve as Co-Chief Executive Officers. Upon the appointment of Marc Mayer as Chief Executive Officer in January 2019, the Office of Chief Executive Officer and the services of Dr. Coons and Messrs. Stamey and Goldberg as Co-Chief Executive Officers were terminated. Dr. Coons was also removed from his role as President at such time.

(2)	Mr. Manning stepped down as Chief Executive Officer in March 2018 but continues to serve as Chairman of the Board of Directors.
(3)	Mr. Battaglia was appointed Chief Financial Officer in March 2018.
(4)

Includes $18,500, which represents the prorated portion of Mr. Goldberg’s annual cash retainer for the time period that he served solely as a member of the Board of Directors prior to his service in the office of the CEO.

(5)	Represents discretionary cash bonus compensation amounts paid as described in “Narrative to the Summary Compensation Table—Bonus.”
(6)

Includes $34,704 of awards granted to Mr. Battaglia in 2018 and invested in the Manning & Napier mutual funds under the Manning & Napier 2018 Long-Term Incentive Plan (“2018 LTIP”) as described in “Narrative to the Summary Compensation Table-Bonus.”

(7)

Represents the grant date fair value computed in accordance with the requirements of accounting for stock-based compensation. The amounts reported in this column have been computed in accordance with FASB ASC Topic 718. For a discussion of assumptions used in the 2018 valuations, see Note 13 to the consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2018.
(8)	Includes $107,258, which represents the stock award granted to Mr. Goldberg in 2018 for his service as a member of the Board of Directors during 2017.
(9)	Represents non-equity incentive plan compensation amounts paid as described in “Narrative to the Summary Compensation Table-Non-Equity Incentive Plan Compensation.”
(10)

Represents the aggregate dollar amount of all miscellaneous compensation received by our named executive officers for 2018. For Mr. Manning, the amount in this column for 2018 includes payment of tax compliance services of $33,581. In addition, the following table summarizes the Company’s contributions to the Company’s 401(k) and Profit Sharing Plan and contributions to the Health Retirement/Savings Account for each of our named executive officers for 2018:

Name	401(k) Profit Sharing and Matching Contributions	Health Retirement/Savings Account Contribution
Jeffrey S. Coons	$8,555	$2,600
Charles H. Stamey	$8,555	$2,600
Richard Goldberg	$8,555	$1,950
William Manning	$—	$2,600
Paul Battaglia	$8,555	$2,600
Ebrahim Busheri	$8,555	$1,300

Dr. Coons and Messrs. Manning and Stamey beneficially own shares or other interests in Manning & Napier Group Holdings, LLC (“M&N Group Holdings”) and/or Manning & Napier Capital Company, LLC (“MNCC”), and receive pro-rata cash distributions derived in part from the earnings of those companies in respect of their shares or other interests at the same time cash distributions are made on all shares or other interests in those companies. These distributions are not included in the compensation totals above.

Narrative to the Summary Compensation Table

Overview. Our compensation programs for our named executive officers are designed to meet the following objectives:

•	support our business strategy;

•

attract, motivate and retain top-tier professionals within the investment management industry by rewarding past performance and encouraging future contributions to achieve our strategic goals and enhance stockholder value;

•	link total compensation to individual, team and Company performance on both a short-term and a long-term basis;

•	align our named executive officers’ interests with those of our stockholders; and

•	be flexible enough so we can respond to changing economic conditions.

Our compensation programs for our named executive officers provide opportunities, predominantly contingent upon performance, which we believe have assisted our ability to attract and retain highly qualified professionals. In the past we have used, and we will likely use in the future, a combination of cash compensation programs and equity participation. We periodically evaluate the success of our compensation and equity participation programs in achieving these objectives and we expect that some of our policies and practices may change in order to enable us to better achieve these objectives.

Annual Salary. Our Compensation Committee reviews the annual salaries of our named executive officers. Base salaries are intended to provide our named executive officers with a degree of financial certainty and stability that does not depend on our performance. We consider it a baseline compensation level that delivers some current cash income to these executives. In connection with his new position, Mr. Battaglia receives an annual base salary of $250,000. Mr. Busheri’s annual base salary increased to $425,000 to remain competitive with industry peers.

Annual Bonus. Cash incentive compensation is a key part of the overall annual compensation for Mr. Battaglia. The cash bonus portion of our executive officers’ compensation has included both discretionary and performance-related metrics. In 2018, the incentive compensation for Mr. Battaglia was determined at the discretion of the Compensation Committee based on the completion of agreed upon goals during the year. Mr. Battaglia earned a cash bonus of $250,000, and he elected to receive a portion of his 2018 equity compensation in the form of an award of $34,704 pursuant to the LTIP, with such award being invested in certain selected Manning & Napier mutual funds that will vest one-third each year over a period of three years.

Equity Based Compensation. All of our named executive officers, with the exception of Messrs. Battaglia, Busheri and Goldberg, own indirect ownership interests in Manning & Napier Group, through their ownership of M&N Group Holdings and/or MNCC.

Our 2011 Equity Compensation Plan (the “Equity Plan”) permits the grant or issuance of a variety of equity awards of both Manning & Napier, Inc. and of Manning & Napier Group. In determining the equity awards to be granted to our named executive officers, we have taken, and in the future intend to take, into account the following factors:

•	the value of such awards;

•	the named executive officer’s level of current and potential job responsibility; and

•	our desire to retain the named executive officer over the long term.

Mr. Stamey received an equity award of 39,376 vested shares of our Class A common stock based on fiscal year 2017 performance, subject to a three-year holding period from the date of grant. In connection with Mr. Goldberg’s appointment to the Office of Chief Executive Officer, he received an equity award that consisted of 7,353 vested shares of our Class A common stock and 7,353 restricted stock units (“RSUs”) that vested on June 12, 2018, and are subject to a one-year holding period from the vesting date. Mr. Busheri received an equity award of 68,750 RSUs that vest in three equal installments on December 31 of each of 2018, 2019 and 2020, subject to continued employment through the vesting date. Mr. Battaglia received an equity award of 41,071 RSUs pursuant to the Company’s long term incentive plans, but like all employees who received such awards, Mr. Battaglia had the ability to choose whether to take the award in the form of (i) RSUs under the Equity Plan, (ii) an equivalent value to be invested in Manning & Napier mutual fund(s), or (iii) a combination of (i) and (ii). Mr. Battaglia elected to receive 20,536 RSUs that vest in three equal installments beginning on December 3, 2019 and $34,704 linked in value to selected Manning & Napier mutual funds, which was reported in the bonus column of the Summary Compensation Table, vesting in three equal installments beginning on December 3, 2019.

With the exception of the RSUs granted to Mr. Battaglia, equity granted under our Equity Plan is not expected to be subject to accelerated vesting upon termination of employment, but may be subject to accelerated vesting upon a change in control, as defined in the Equity Plan. The RSUs granted to Mr. Battaglia by the Company during 2018 shall vest upon a change in control or upon his termination of service without cause, as defined in the Equity Plan.

Non-Equity Incentive Plan Compensation. Cash incentive compensation is a key part of the overall annual compensation for Messrs. Coons, Stamey and Busheri. In 2018, Dr. Coons received 5% of the first year of revenues on certain client accounts that utilized the Company’s customized consultative solutions. The 2018 incentive compensation for Mr. Stamey was based on the sales and service commissions generated by the

Company’s sales force. Mr. Stamey received a percentage of the regular commission income earned by his direct and indirect reports (otherwise known as an “override”). The override varied from 10% to 16% of his direct and indirect reports’ commission earned based on the Company’s trailing one-, three- and five-year investment performance against relevant benchmark indexes. The commission override is higher during periods of challenging investment performance and lower when a higher portion of the Company’s assets under management are beating their relevant benchmark indexes. In 2018, Mr. Stamey earned a cash bonus of $1,085,310. The 2018 non-equity incentive compensation for Mr. Busheri was based on the investment returns of the Company’s assets under management over the one- and three-year time horizons, representing the time period Mr. Busheri has held the role of Director of Investments. This bonus totaled $1,281,639. In addition, Mr. Busheri earned a cash bonus based on individual stock performances within portfolios where Mr. Busheri had selected the stocks prior to his new position. This bonus amounted to $172,115 and was calculated using the Company’s research analyst compensation system whereby each analyst recommending a stock subjects a portion of his or her total compensation to the returns generated by that recommendation. Returns that are both negative and below benchmarks produce a negative bonus the analyst has to offset before earning a positive bonus.

We have historically not paid annual bonuses to Mr. Manning, at his request, as distributions to him from his beneficial ownership in Manning & Napier Group through his ownership interests in M&N Group Holdings and MNCC were at a level where additional bonus compensation was judged to not be necessary.

Retirement Benefits. We maintain a contributory defined contribution retirement plan for all employees, and match up to 50% of each employee’s contributions, not to exceed 3% of their total compensation (other than catch-up contributions by employees age 50 and older) up to an annual limitation as determined by the IRS. In addition, we may make an annual discretionary profit sharing contribution, subject to certain limitations.

Employment Agreements

During 2018, Manning & Napier Advisors was party to employment agreements with each of Dr. Coons and Messrs. Stamey, Battaglia, and Busheri, which provide for at-will employment for each of them. While these agreements do not provide compensation terms or duration of employment, such agreements include restrictive covenants concerning competition with us and solicitation of our employees and clients. Pursuant to such agreements, for a two-year period following termination of employment, (1) the former employee may not, without the written consent of Manning & Napier Advisors, do business with a person or entity known to such employee to be, or known to have been, a client of Manning & Napier Advisors at the time of such employee’s employment, (2) the former employee may not compete with Manning & Napier Advisors in the territories covered by such person, and (3) with respect to Mr. Busheri, the former employee shall notify Manning & Napier Advisors of all business activities to enable Manning & Napier Advisors to evaluate compliance with (1) and (2). In addition, with respect to Mr. Busheri, for a five-year period following termination of employment, he may not, without the written consent of Manning & Napier Advisors, employ or contract any person who then is or has been an employee of or consultant to Manning & Napier Advisors within two years prior to such date of termination. With respect to Dr. Coons and Mr. Stamey, the former employee may not, without written consent of Manning & Napier Advisors, employ or contract any person who then is or has been an employee of our consultant to Manning & Napier Advisors within five years prior to such date of termination. In addition to these employment agreements, Dr. Coons and Mr. Stamey are each subject to similar non-compete and non-solicitation covenants as part of the shareholder agreements with the Manning and Napier Companies. Pursuant to his employment terms, Mr. Battaglia is entitled to severance payments of up to one year’s base salary plus $125,000 (50% of annual bonus potential), as well as continuation of medical benefits for up to one year.

Determination of Compensation and Role of Directors and Executive Officers in Compensation Decisions

Our Compensation Committee assists our Board of Directors in the discharge of its responsibilities relating to the compensation of our named executive officers. For a discussion of the Compensation Committee’s role and responsibility, see “Corporate Governance-Board Committees-Compensation Committee” included earlier in this Proxy Statement. Our Chief Executive Officer also works with the Compensation Committee and the Board of Directors to set the compensation of the named executive officers other than themselves. Our Compensation Committee, with the oversight of the Board of Directors, has the delegated authority for: (1) overseeing our compensation policies and programs and setting the compensation of our Co-Chief Executive Officers and our Chairman in 2018 and our Chief Executive Officer going forward, (2) reviewing our achievements as a company and the achievements of our named executive officers, and (3) providing input and guidance to our Chief Executive Officer in the determination of the specific type and level of compensation of our other named executive officers and the rest of the senior management team.

Role of Independent Compensation Consultant

Our Compensation Committee is responsible for determining the compensation of our named executive officers. McLagan periodically provides the Compensation Committee with information about the competitive market for senior management in the investment management and financial services industries and compensation trends in those industries generally. McLagan provides guidance and assistance to the Compensation Committee as it makes its compensation decisions, either directly to the full Compensation Committee or through conversations with the Committee’s chairman. McLagan has not provided any services to the Company other than those it provided to the Compensation Committee in its role as independent consultant. We, from time to time, will review our relationship with McLagan and reaffirm its appointment as our independent consultant.

Outstanding Equity Awards at Fiscal Year End

The following table sets forth information with respect to the outstanding equity awards as of December 31, 2018 for our named executive officers:

	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($) (1)
Jeffrey S. Coons	—		—
Charles H. Stamey	—		—
Richard Goldberg	—		—
William Manning	—		—
Paul Battaglia	20,536	(2)	36,143
Ebrahim Busheri	45,833	(3)	80,666

(1)

Amount shown is determined by multiplying the closing sales price of our Class A common stock as of December 31, 2018, which was $1.76 per share as reported on the New York Stock Exchange, by the number of shares or units that have not vested.

(2)

The amount reflects an award of 20,536 unvested shares of RSUs issued under our Equity Plan that will convert to common stock on a one-for-one basis. The RSUs are subject to time vesting, with one-third of such RSUs vesting on each of December 3, 2019, December 3, 2020 and December 3, 2021.

(3)

This amount reflects the unvested portion of an award of 68,750 RSUs issued under our Equity Plan that will convert to shares of our Class A common stock on a one-for-one basis. The RSUs are subject to time vesting, with one-third of such RSUs having vested on December 31, 2018, and with one-third of such shares vesting on each of December 31, 2019 and December 31, 2020.

Director Compensation

Directors who are also employees of the Company did not receive any compensation for their service as directors while employed by the Company during the year ended December 31, 2018.

In fiscal year 2018, compensation for our non-employee directors included an annual cash retainer of $95,000 (prorated for Mr. Goldberg for the time period he served as director in 2018), an annual cash retainer of $15,000 for the chairs of our Audit Committee and Compensation Committee, an annual cash retainer of $5,000 for the chair of our Nominating & Governance Committee, and a $95,000 equity grant in 2018 to reflect their service for fiscal year 2017. The value of the equity grant included in the table below may differ as it represents the grant date fair value computed in accordance with the requirements of accounting for stock-based compensation. In addition, all directors are reimbursed for reasonable out-of-pocket expenses incurred by them in connection with attending Board of Directors, committee and stockholder meetings, including reasonable out-of-pocket expenses for travel, meals and lodging. We reserve the right to change the manner and amount of compensation to our non-employee directors at any time.

The following table sets forth information concerning non-employee director compensation during the year ended December 31, 2018. Refer to the “Summary Compensation Table” above for compensation earned by Mr. Goldberg as a member of the Board of Directors.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($) (1)	Total ($)
Joel Domino	95,000	55,538	150,538
Edward George	95,000	59,066	154,066
Barbara Goodstein	100,000	107,258	207,258
Kenneth A. Marvald	95,000	77,578	172,578
Edward J. Pettinella	110,000	107,258	217,258
Geoffrey Rosenberger	110,000	107,258	217,258

(1)

Represents the grant date fair value computed in accordance with the requirements of accounting for stock-based compensation. The amounts reported in this column have been computed in accordance with FASB ASC Topic 718. For a discussion of assumptions used in the 2018 valuations, see Note 13 to the consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2018.

Equity Compensation Plan Information

The following table shows information as of December 31, 2018 about shares of our Class A common stock authorized for issuance under the Equity Plan.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (#)		Weighted- average exercise price of outstanding options, warrants and rights ($)		Number of securities remaining available for future issuance under equity compensation plans (#)
Equity compensation plans approved by security holders	1,054,837	(1)	$—		10,174,933	(2)
Equity compensation plans not approved by security holders	63,349,721	(3)	$—	(4)	—

Total	64,404,558		$—		10,174,933

(1)	Represents shares of our Class A common stock issuable upon the vesting of RSUs granted under the Equity Plan and outstanding as of December 31, 2018.
(2)	Represents equity interests available for future issuance under the Equity Plan as of December 31, 2018.
(3)

Represents units of Manning & Napier Group which may be exchangeable for shares of our Class A common stock. For a description of material terms, see “Certain Relationships and Related Party Transactions—Related Party Transactions—Exchange Agreement” below.

(4)	No additional consideration is payable in connection with the exchange of units of Manning & Napier Group for shares of our Class A common stock.

PRINCIPAL AND MANAGEMENT STOCKHOLDERS

The following table sets forth information regarding the beneficial ownership of our capital stock as of April 17, 2019 with respect to:

•	each person known to us to own beneficially more than 5% of any class of our outstanding shares;

•	each of our named executive officers;

•	each of our current directors and director nominees; and

•	all of our directors and executive officers as a group.

The information as to the number of shares beneficially owned by the individuals and entities listed below is derived from reports filed with the SEC by such persons and Company records. In accordance with the rules and regulations of the SEC, beneficial ownership includes voting or investment power with respect to securities and includes the shares issuable pursuant to stock options that are exercisable within 60 days of the record date of the Annual Meeting. Shares issuable pursuant to stock options are deemed outstanding for computing the percentage of the person holding such options but are not outstanding for computing the percentage of any other person. The following table does not include shares of Class A common stock that may be issued to M&N Group Holdings and MNCC on behalf of Dr. Coons and Messrs. Manning, DeSorbo, and Stamey, as indirect beneficial owners of M&N Group Holdings and direct beneficial owners of MNCC, respectively, pursuant to the terms of the exchange agreement with M&N Group Holdings, MNCC, and the other direct holders of units of Manning & Napier Group. Pursuant to the terms of the exchange agreement, no such election may be made within 60 days of the record date of the Annual Meeting. To our knowledge, except as indicated in the footnotes to this table and pursuant to applicable community property laws, the persons named in the table have sole voting and investment power with respect to all shares of Class A common stock. For more information regarding our principal stockholders and the relationship they have with us, see “Certain Relationships and Related Party Transactions.” Unless otherwise indicated, the address for each stockholder listed below is c/o Manning & Napier, Inc., 290 Woodcliff Drive, Fairport, New York 14450.

	Class A common stock (1)
Beneficial Owner	Number of Shares Beneficially Owned (#) (2)	Percent of Shares Beneficially Owned (%) (2)
Executive Officers and Directors
Marc Mayer	125,000	*
Jeffrey S. Coons	21,275	*
Charles H. Stamey	48,660	*
Richard S. Goldberg	145,137	*
Paul J. Battaglia	2,225	*
Ebrahim Busheri	46,514	*
William Manning	—	—
Joel Domino	61,180	*
Edward George	59,451	*
Barbara Goodstein	112,213	*
Robert Kopech	—	—
Kenneth A. Marvald	65,331	*
Edward J. Pettinella	139,609	*
Geoffrey Rosenberger	94,335	*
All executive officers and directors as a group (20 persons)	1,022,737	6.5%
5% Stockholders
RMB Capital Holdings, LLC (3)	2,142,877	13.7%
Renaissance Technologies LLC (4)	1,208,300	7.7%

*	Less than 1%.
(1)	Each share of our Class A common stock is entitled to one vote per share.
(2)

As of April 17, 2019, there were 15,645,595 shares of our Class A common stock outstanding. The percentage of beneficial ownership as to any person as of a particular date is calculated by dividing the number of shares beneficially owned by the person, which includes the number of shares as to which the person has the right to acquire voting or investment power as of or within 60 days of such date, by the sum of the number of shares outstanding as of the date plus the number of shares as to which the person as the right to acquire voting or investment power as of or within 60 days of such date. Consequently, the denominator for calculating beneficial ownership percentages may be different for each beneficial owner.

(3)

Information obtained from a Schedule 13G/A filed with the SEC on October 10, 2018 by RMB Capital Holdings, LLC, 115 S. LaSalle Street, 34th Floor, Chicago, IL 60603. According to the Schedule 13G/A: (i) RMB Capital Holdings, LLC beneficially owns and has shared voting and dispositive power over 2,142,877 shares of our Class A common stock, and sole voting and dispositive power over zero shares of our Class A common stock, (ii) RMB Capital Management, LLC beneficially owns and has shared voting and dispositive power over 2,142,877 shares of our Class A common stock, and sole voting and dispositive power over zero shares of our Class A common stock, (iii) Iron Road Capital Partners LLC beneficially owns and has shared voting and dispositive power over 28,187 shares of our Class A common stock, and sole voting and dispositive power over zero shares of our Class A common stock, (iv) RMB Mendon Managers, LLC beneficially owns and has shared voting and dispositive power over 606,242 shares of our Class A common stock, and sole voting and dispositive power over zero shares of our Class A common stock, and (v) Mendon Capital Advisors Corp. beneficially owns and has shared voting and dispositive power over 1,508,448 shares of our Class A common stock, and sole voting and dispositive power over zero shares of our Class A common stock. The percentages are based on our outstanding shares as of April 17, 2019.

(4)

Information obtained from a Schedule 13G/A filed with the SEC on February 13, 2019 by Renaissance Technologies LLC, 800 Third Avenue, New York, NY 10022. According to the Schedule 13G/A, Renaissance Technologies LLC and Renaissance Technologies Holdings Corporation, beneficially owns and has sole voting and dispositive power over 1,208,300 shares of our Class A common stock, and shared voting and dispositive power over zero shares of our Class A common stock. The percentages are based on our outstanding shares as of April 17, 2019.

PROPOSAL 2—RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has appointed PwC as the Company’s independent registered public accounting firm to audit the consolidated financial statements of the Company for our fiscal year ending December 31, 2019. Stockholders are being asked to ratify the action of the Audit Committee.

PwC has been our independent auditor since 2007, and no relationship exists other than the usual relationship between an auditor and its client. Representatives of PwC are expected to be present at the Annual Meeting to respond to appropriate questions by stockholders and will have the opportunity to make a statement if the representatives desire to do so.

If our stockholders do not ratify the appointment of PwC at the Annual Meeting, the Audit Committee may, but is not required to, reconsider whether to retain PwC. Even if the appointment is ratified, the Audit Committee, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time during the 2019 fiscal year if it determines that such a change would be in the best interests of the Company and its stockholders.

Fees Paid to Independent Registered Public Accounting Firm

The following table sets forth the aggregate fees for professional services rendered by the Company’s independent registered public accounting firm, PwC, in each of the last two years.

	Year Ended December 31,
Fee Category	2018	2017
Audit Fees (1)	$1,189,164	$1,221,443
Audit-Related Fees (2)	2,200	2,100
Tax Fees	—	—
All Other Fees (3)	2,700	1,800

Total Fees (4)	$1,194,064	$1,225,343

(1)

Audit fees consist of fees for professional services provided in connection with the annual audit of our consolidated financial statements, services that an independent registered public accounting firm would customarily provide in connection with subsidiary audits, and the annual audits of the financial statements of the Exeter Trust Company collective investment trusts.

(2)	Audit-Related fees consist of fees for the performance of audits and attest services not required by statute or regulations.
(3)	Other Fees consist of procurement of an on-line accounting research tool and financial statement disclosure checklist offered by PwC to its clients.
(4)

PwC also provides audit and tax services to the mutual funds we manage. Fees for these services were approximately $902,618 and $1,059,607 for audit fees in 2018 and 2017, respectively, and $272,853 and $331,300 for tax services in 2018 and 2017, respectively. The tax services provided consisted primarily of tax compliance and related services for the mutual funds. The fees for these services are not included in this table as they were not provided to us or our consolidated subsidiaries.

The Audit Committee believes that the foregoing expenditures are compatible with maintaining the independence of the Company’s registered public accounting firm. The Audit Committee will annually review and pre-approve the audit, review and any non-audit services to be provided during the next audit cycle by the independent registered public accounting firm. The Audit Committee may also designate a member of management to monitor the performance of all services provided by the independent registered public accounting firm and report his or her findings to the Audit Committee.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE RATIFICATION OF THE APPOINTMENT OF PwC AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2019.

AUDIT COMMITTEE REPORT

Notwithstanding anything to the contrary set forth in any filings of Manning & Napier, Inc. under the Securities Act or the Exchange Act that might incorporate future filings, including this Proxy Statement, in whole or in part, the following Audit Committee Report shall not be incorporated by reference into any such filings, and shall not be deemed soliciting material or filed under the Securities Act or the Exchange Act.

The Audit Committee oversees the Company’s financial reporting process on behalf of the Board of Directors. Management has primary responsibility for the preparation, presentation and integrity of the financial statements, including establishing accounting and financial reporting principles and designing systems of internal control over financial reporting. The Company’s independent registered public accounting firm, PwC, is responsible for expressing an opinion as to the conformity of the Company’s consolidated financial statements with U.S. generally accepted accounting principles and auditing the effectiveness of internal control over financial reporting.

In performing its oversight role, the Audit Committee has reviewed and discussed with management and PwC the audited consolidated financial statements contained in the Company’s Annual Report on Form 10-K for the year ended December 31, 2018. The Audit Committee has also discussed with PwC matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board and the SEC.

Pursuant to the requirements of the Public Company Accounting Oversight Board, the Audit Committee has also received and reviewed the written disclosures and the letter from PwC, and has discussed with PwC its independence from the Company.

Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2018.

The undersigned members of the Audit Committee have submitted this report to the Board of Directors.

Respectfully submitted:

Audit Committee

    Edward J. Pettinella, Chairman

    Barbara Goodstein

    Kenneth A. Marvald

    Geoffrey Rosenberger

PROPOSAL 3—ADVISORY VOTE ON EXECUTIVE COMPENSATION

In accordance with Section 14A of the Exchange Act, we are providing our stockholders with an opportunity to vote on an advisory resolution to approve the executive compensation of our named executive officers. Accordingly, stockholders will vote on approval of the following resolution at the 2019 Annual Meeting:

RESOLVED, that the stockholders approve, on an advisory basis, the compensation of the Company’s named executive officers, including the compensation tables and the related narrative disclosure set forth pursuant to Item 402 of Regulation S-K in this Proxy Statement.

As described in detail under the “Narrative to the Summary Compensation Table” section, our compensation programs for our named executive officers are designed to meet our objectives of supporting our business strategy, attracting, motivating and retaining top-tier professionals within the investment management industry, linking total compensation to individual, team and Company performance on both a short-term and a long-term basis, aligning our named executive officers’ interests with those of our stockholders, and being flexible enough to respond to changing economic conditions. We provide a combination of the following elements of compensation to our named executive officers: (1) base salary; (2) annual bonus; (3) equity based compensation; (4) retirement benefits; and (5) limited benefits and perquisites.

While our Board of Directors and Compensation Committee intend to carefully consider the outcome of the vote resulting from this proposal, the final vote will not be binding on the Company and is advisory in nature.

We have determined that our stockholders should cast an advisory vote on the compensation of our named executive officers on an annual basis. Unless this policy changes, the next advisory vote on the compensation of our named executive officers will be at the 2020 annual meeting of stockholders.

THE BOARD OF DIRECTORS, UPON THE RECOMMENDATION OF THE COMPENSATION COMMITTEE, UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE, ON AN ADVISORY BASIS, FOR THE APPROVAL OF THE COMPENSATION OF THE COMPANY’S NAMED EXECUTIVE OFFICERS.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Policies and Procedures Regarding Transactions with Related Persons

In November 2011, our Board of Directors adopted a written policy, Transactions with Related Persons Policies and Procedures, pursuant to which, as a general matter, our Audit Committee is required to review and approve or disapprove of the Company entering into certain transactions with related persons. The policy contains descriptions of certain transactions which are pre-approved transactions. The policy only applies to transactions, arrangements and relationships where the aggregate amount involved could reasonably be expected to exceed $120,000 in any calendar year and in which a related person has a direct or indirect interest. A related person is: (1) any of our directors, nominees for director or executive officers, (2) any immediate family member of any of our directors, nominees for director or executive officers, and (3) any person, and his or her immediate family members, or entity, including affiliates, that was a beneficial owner of 5% or more of any of our outstanding equity securities at the time the transaction occurred or existed.

The policy provides that if advance approval of a transaction subject to the policy is not obtained, it must be promptly submitted to the Audit Committee for possible ratification, approval, amendment, termination or rescission. In reviewing any transaction, the Audit Committee will take into account, among other factors the Audit Committee deems appropriate, recommendations from senior management, whether the transaction is on terms no less favorable than terms generally available to a third party in similar circumstances and the extent of the related person’s interest in the transaction. Any related person transaction must be conducted at arm’s length. Any member of the Audit Committee who is a related person with respect to a transaction under review may not participate in the deliberations or vote on the approval or ratification of the transaction. However, such a director may be counted in determining the presence of a quorum at a meeting of the Audit Committee that considers the transaction.

A copy of our Transactions with Related Persons Policies and Procedures is available on our website, www.manning-napier.com, under “Investor Relations—Governance” and is available to any stockholder in writing upon request to the Company.

Related Party Transactions

The following is a summary of material provisions of various transactions we entered into or that were ongoing with our executive officers, directors or 5% or greater stockholders during the years ended December 31, 2018 and 2017.

Aircraft

From time to time, the Company reimburses Mr. Manning for business travel in connection with the use of a private plane owned by Mr. Manning. The Company owns no direct or indirect interest in such private plane, and the Company has not provided any financing to Mr. Manning for such plane. In the event Mr. Manning, or other executive officers, use Mr. Manning’s plane in connection with the business of the Company, the Company reimburses Mr. Manning based upon the amount of flight time per trip, which is a fraction of the total cost of the ownership and maintenance of his plane. The total amount of reimbursement with respect to each particular use of the plane for each of the years ended December 31, 2018 and 2017 was less than $0.1 million.

Transactions with non-controlling members

From time to time, the Company may be asked to provide certain services, including accounting, legal and other administrative functions, for the non-controlling members of Manning & Napier Group. While immaterial, the Company has not received any reimbursement for such services.

The Company manages the personal funds and funds of affiliated entities of certain of the Company’s executive officers and directors. Pursuant to the respective investment management agreements, in some instances the Company waives or reduces its regular advisory fees for these accounts. The aggregate value of the fees earned and fees waived related to the Company’s executive officers and directors was approximately $0.1 million and less than $0.1 million, respectively, for the year ended December 31, 2018, and approximately $0.2 million and $0.1 million, respectively, for the year ended December 31, 2017.

Affiliated mutual fund and collective investment trust transactions

The Company earns investment advisory fees and administrative service fees under agreements with affiliated mutual funds and collective investment trusts. The aggregate value of revenue earned was $54.6 million for the year ended December 31, 2018 and $81.6 million for the year ended December 31, 2017. Fees earned for administrative services provided were approximately $2.2 million for the year ended December 31, 2018. Prior to the adoption of ASU 2014-09, Revenue from Contracts from Contracts with Customers, (Topic 606), these fees were presented as a reduction of other revenue. See Note 3 to the consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2018.

The Company incurs certain expenses on behalf of the collective investment trusts and has contractually agreed to limit its fees and reimburse expenses to limit operating expenses incurred by certain affiliated fund series. The aggregate value of fees waived, and expenses reimbursed or incurred for affiliated mutual funds and collective investment trusts, was approximately $5.1 million and $6.5 million for the years ended December 31, 2018 and 2017, respectively.

Exchange Agreement

In November 2011, we entered into an exchange agreement with M&N Group Holdings, MNCC and the other direct holders of units of Manning & Napier Group. Subject to certain restrictions set forth therein, certain of our employee-owners, and M&N Group Holdings and MNCC on behalf of Mr. Manning and our other employee-members that are direct or indirect members of M&N Group Holdings and MNCC, are entitled to exchange such units for an aggregate of up to 63,349,721 shares of our Class A common stock as of April 17, 2019, subject to customary adjustments. In addition, the holders of any units of Manning & Napier Group thereafter issued will also become parties to the exchange agreement and, pursuant to the terms of the exchange agreement, we may also purchase or exchange such units for shares of our Class A common stock. For any units of Manning & Napier Group exchanged, the Company will (1) pay an amount of cash equal to the number of units exchanged multiplied by the value of one share of the Company’s Class A common stock less a market discount and expected expense, or, at the Company’s election, (2) issue shares of the Company’s Class A common stock on a one-for-one basis, subject, in each case, to customary adjustments.

In connection with the consummation of our 2011 initial public offering (“IPO”), the vesting terms related to the ownership interests by our employees, other than Mr. Manning, were modified such that 85% of their pre-IPO ownership interest were subject to service and performance-based vesting through 2014. The aggregate sale in any calendar year of ownership interests owned by Manning & Napier Advisors, Inc., an S-Corp consisting of current and former employees that holds ownership interests in M&N Group Holdings, that were subject to performance vesting is limited to 1,333,500 units (or higher as determined by the Board of Directors of Manning & Napier Advisors, Inc. in its sole discretion). This limit does not apply to ownership interests owned by MNCC or other ownership interests held by M&N Group Holdings that were not subject to performance vesting. In the event Mr. Manning maximizes his participation, the limit may be increased to allow other owners to participate in a similar proportion. Furthermore, this limit may also be increased upon Mr. Manning’s death and dissolution of Manning & Napier Advisors.

On March 31, 2017 the direct holders of units of Manning & Napier Group exchanged an aggregate of 1,842,711 Class A units of Manning & Napier Group for approximately $9.8 million paid to holders, of which approximately $0.6 million was paid to Beth H. Galusha, our former principal financial officer, and $0.3 million was paid to each of Dr. Coons and Mr. Stamey.

On March 30, 2018 the direct holders of units of Manning & Napier Group exchanged an aggregate of 581,344 Class A units of Manning & Napier Group for approximately $1.9 million paid to holders, none of whom are related persons.

The exchange agreement described above is filed as an exhibit to our 2011 Annual Report on Form 10-K, and the foregoing description is qualified by reference thereto.

Registration Rights Agreement

In November 2011, we entered into a registration rights agreement with the holders of units of Manning & Napier Group, pursuant to which the shares of Class A common stock issued upon exchanges of their units, if any, will be eligible for resale, subject to certain limitations set forth therein.

We have agreed in the registration rights agreement to indemnify the participating holders, solely in their capacity as selling stockholders, against any losses or damages resulting from or relating to any untrue statement, or omission, of any material fact contained in any registration statement, prospectus or any amendments or supplements thereto pursuant to which they may sell the shares of our Class A common stock that they receive upon exchange of their units, except to the extent such liability arose from information furnished by the selling stockholder used in a shelf registration statement, and the participating holders have agreed to indemnify us against all losses caused by their misstatements or omissions of a material fact relating to them. No selling stockholder shall be liable to the Company for an amount in excess of the amount received by such selling stockholder in the offering giving rise to such liability.

We will pay all expenses incident to our performance of, or compliance with, any registration or marketing of securities pursuant to the registration rights agreement. The selling stockholders will pay their respective portions of all underwriting discounts, commissions and transfer taxes relating to the sale of their shares of our Class A common stock pursuant to the registration rights agreement.

The registration rights agreement described above is filed as an exhibit to our 2011 Annual Report on Form 10-K, and the foregoing description is qualified by reference thereto.

Tax Receivable Agreement

In November 2011, we entered into a tax receivable agreement with the other holders of units of Manning & Napier Group, pursuant to which we are required to pay to the holders of such units 85% of the applicable cash savings, if any, in U.S. federal, state, local and foreign income tax that we actually realize, or are deemed to realize in certain circumstances, as a result of any step-up in tax basis in Manning & Napier Group’s assets resulting from (i) certain tax attributes of their units sold to us or exchanged (for shares of Class A common stock) and that are created as a result of the sales or exchanges and payments under the tax receivable agreement and (ii) tax benefits related to imputed interest. Payments pursuant to the tax receivable agreement totaled approximately $2.5 million for the year ended December 31, 2018, of which approximately $1.2 million was paid to Mr. Manning. The remaining approximately $1.3 million was paid to the other holders, none of whom are related persons. Payments pursuant to the tax receivable agreement totaled approximately $2.4 million for the year ended December 31, 2017, of which approximately $1.2 million was paid to Mr. Manning. The remaining approximately $1.2 million was paid to the other holders, none of whom are related persons. Payments pursuant to the tax receivable agreement to Ms. Galusha, Dr. Coons and Messrs. DeSorbo, Stamey and Goldberg were less than $120,000 to each individual.

The tax receivable agreement described above is filed as an exhibit to our 2011 Annual Report on Form 10-K, and the foregoing description is qualified by reference thereto.

Employment Arrangement

Geoffrey Rosenberger’s daughter, Kasey Wopperer, is employed as an analyst at Manning & Napier Advisors. Mrs. Wopperer has been employed by Manning & Napier Advisors since 2009 and her compensation, including salary and bonus, was approximately $285,000 and $330,000 in 2018 and 2017, respectively.

OTHER MATTERS

As of the date of this Proxy Statement, our Board of Directors knows of no other business that may properly be, or is likely to be, brought before the Annual Meeting. If any other matters should arise at the Annual Meeting, shares represented by proxies will be voted at the discretion of the proxy holders.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires each director, officer and any individual beneficially owning more than 10% of the Company’s capital stock to file with the SEC reports of security ownership and reports on subsequent changes in ownership.

To the Company’s knowledge, with respect to the fiscal year ended December 31, 2018, the Company’s officers, directors and greater than 10% owners timely filed all reports they were required to file under Section 16(a); except that two reports covering a total of one transaction each was filed late by Mr. Busheri.

STOCKHOLDER PROPOSALS FOR THE 2020 ANNUAL MEETING

In order for a stockholder proposal to be eligible to be considered for inclusion in the Company’s proxy statement and proxy card for the 2020 Annual Meeting of Stockholders (the “2020 Annual Meeting”) under Rule 14a-8 of the Exchange Act, the proposal must be received by the Company at its principal executive offices, 290 Woodcliff Drive, Fairport, New York 14450, Attn: Corporate Secretary, no later than January 4, 2020, and must otherwise comply with Rule 14a-8 of the Exchange Act. A stockholder wishing to present other proposals at the 2020 Annual Meeting, including any nomination of persons for election to the Board of Directors, must provide proper written notice such that the proposal must: (1) be received by the Company at the address set forth in the preceding sentence not less than 90 days nor more than 120 days prior to June 12, 2020; provided that if the date of the 2020 Annual Meeting of Stockholders is changed by more than 30 days from the anniversary date of the 2019 Annual Meeting of Stockholders, the proposal must be received by the Company in accordance with its Amended and Restated Bylaws and applicable law no later than the close of business on the 10th day following the earlier of the date on which notice of the date of the meeting was mailed and the date on which public disclosure of the meeting date was made; and (2) concern a matter that may be properly considered and acted upon at the annual meeting in accordance with applicable laws, regulations and the Company’s Amended and Restated Bylaws and policies. A stockholder notice to the Company of any such proposal must include the information required by the Company’s Amended and Restated Bylaws.

HOUSEHOLDING

In an effort to reduce printing costs and postage fees, the Company has adopted a practice approved by the SEC called “householding.” Under this practice, certain stockholders who have the same address and last name will receive only one copy of this Proxy Statement and the Company’s Annual Report, unless one or more of these stockholders notifies the Company that he or she wishes to continue receiving individual copies. Stockholders who participate in householding will continue to receive separate proxy cards.

If you share an address with another stockholder and received only one copy of this Proxy Statement and the Annual Report, and would like to request a separate copy of these materials, or you do not wish to participate in householding in the future, please (1) mail such request to Manning & Napier, Inc. Attn: Investor Relations Department, 290 Woodcliff Drive, Fairport, New York 14450, or (2) contact our Investor Relations Department toll-free at 1-800-983-3369. Similarly, you may also contact the Company if you received multiple copies of the Company’s proxy materials and would prefer to receive a single copy in the future.

ELECTRONIC DELIVERY OF PROXY MATERIALS

In an effort to reduce paper mailed to your home and help lower printing and postage costs, we are offering stockholders the convenience of viewing online proxy statements, annual reports and related materials. With your consent, we can stop sending future paper copies of these documents. To elect this convenience, stockholders may follow the instructions when voting online at www.proxyvote.com. Following the 2019 Annual Meeting, you may continue to register for electronic delivery of future documents by visiting www.proxyvote.com. If you own shares of Class A common stock indirectly through a broker, bank, or other nominee, please contact your financial institution for additional information regarding enrolling for electronic delivery.

We are pleased to be using the SEC’s rule that allows companies to furnish proxy materials to their stockholders over the Internet. In accordance with this rule, on or about May 3, 2019, we will send stockholders of record at the close of business on April 17, 2019 a Notice of Internet Availability of Proxy Materials or a full set of proxy materials. The Notice contains instructions on how to access our Proxy Statement and Annual Report for the year ended December 31, 2018 and how to vote.

Important Notice Regarding the Availability of Proxy Materials for the 2019 Annual Meeting to be held on June 12, 2019. Our 2019 Proxy Statement and Annual Report for the year ended December 31, 2018, are available free of charge at www.proxyvote.com.

WHERE YOU CAN FIND MORE INFORMATION

The Company files reports, proxy statements and other information with the SEC. The SEC maintains an Internet website at www.sec.gov that contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC, including the Company. The Company’s Class A common stock is quoted on the NYSE under the ticker symbol MN. These reports, proxy statements and other information are also available for inspection at the offices of the NYSE, 20 Broad Street, New York, New York 10005.

You may request a copy of the Company’s filings (other than exhibits that are not specifically incorporated by reference therein) at no cost by writing or telephoning us at the following address:

Manning & Napier, Inc.

Attn: Investor Relations Department

290 Woodcliff Drive

Fairport, New York 14450

(800) 983-3369

If you would like to request documents from the company, please do so by May 24, 2019 to receive them before the Annual Meeting.

You should rely only on the information contained in this Proxy Statement to vote on the proposals solicited in this Proxy Statement. The Company has not authorized anyone else to provide you with different information. You should not assume that the information in this Proxy Statement is accurate as of any date other than April 30, 2019.

BY ORDER OF THE BOARD OF DIRECTORS

Sarah C. Turner

Corporate Secretary

Fairport, New York

April 30, 2019

MANNING & NAPIER, INC. 290 WOODCLIFF DRIVE FAIRPORT, NY 14450

VOTE BY INTERNET

Before The Meeting - Go to www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to www.virtualshareholdermeeting.com/MN2019

You may attend the Meeting via the Internet and vote during the Meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge,

51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

E78464-P24013                    KEEP THIS  PORTION FOR YOUR RECORDS

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DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

MANNING & NAPIER, INC.		For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
The Board of Directors recommends you vote FOR the following:
1.	Election of Directors	☐	☐	☐

Nominees:

01) Joel Domino 06) William Manning 02) Edward George 07) Kenneth A. Marvald 03) Richard S. Goldberg 08) Marc O. Mayer 04) Barbara Goodstein 09) Edward J. Pettinella 05) Robert Kopech

The Board of Directors recommends you vote FOR proposals 2 and 3.					For	Against	Abstain

2.	Ratification of the appointment of PricewaterhouseCoopers LLP as independent registered public accountants for our fiscal year ending December 31, 2019.				☐	☐	☐

3.	Advisory (non-binding) vote approving compensation of our named executive officers.				☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

For address changes and/or comments, please check this box and write ☐ them on the back where indicated.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

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E78465-P24013

MANNING & NAPIER, INC. ANNUAL MEETING OF STOCKHOLDERS JUNE 12, 2019 This proxy is solicited by the Board of Directors

The stockholder(s) hereby appoint(s) Sarah Turner and Paul Battaglia, or either of them, as proxies, each with the power to appoint their substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Class A Common Stock of MANNING & NAPIER, INC. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 9:00 AM, EDT on June 12, 2019, and any adjournment or postponement thereof. The Annual Meeting will be a virtual meeting, which stockholders can attend over the Internet at www.virtualshareholdermeeting.com/MN2019.

This proxy, when properly executed, will be voted in the manner directed herein and, in the discretion of the proxy holders, on any other matters that may properly come before the Annual Meeting or any adjournments or postponements thereof. If no such direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations.

Address Changes/Comments:

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.) Continued and to be signed on reverse side